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EXHIBIT 10.1

                       PAYPHONE FIELD SERVICES AGREEMENT

"DAVEL":          DAVEL COMMUNICATIONS, INC.
                  200 PUBLIC SQUARE, SUITE 700
                  CLEVELAND, OHIO 44114
                  TEL: (216) 875-4200
                  FAX: (216) 875-4339
                  E-MAIL: WMCGEE@DAVELCOMM.COM

"COMPANY":        COINMACH CORPORATION
                  303 SUNNYSIDE BOULEVARD
                  PLAINVIEW, NEW YORK 11803
                  TEL: (516) 349-8555 (800) 747-9379
                  FAX: (516) 349-9277
                  E-MAIL: JMCDONNELL@COINMACHCORP.COM

EFFECTIVE DATE:   APRIL 1, 2004

This Payphone Field Services Agreement (this "Agreement") is entered into between COMPANY and DAVEL.

      1. INITIAL TERM: Five (5) years, commencing on the date on which COMPANY commences the management services contemplated by this Agreement in each of the regions where DAVEL owns and/or controls pay telephones.

      2. COVERED TELEPHONES: The pay telephones owned and/or controlled by DAVEL that are subject to this Agreement (the "Covered Telephones") and are listed on Schedule 1, a copy of which is attached hereto and incorporated herein by reference.

      3. MANAGEMENT SERVICES: As set forth in this Agreement and accompanying Exhibits, copies of which are incorporated herein by reference.

      4. TERMS AND CONDITIONS: This Agreement is subject to the terms and conditions attached hereto consisting of 4 pages and the Exhibits and Schedules identified below.

      5.    ATTACHMENTS: Terms and Conditions

                         Exhibit A   - Initial Services
                         Exhibit B   - Standard Services
                         Exhibit B-1 - List of Standard Repairs and Non-Standard
                                       Repairs
                         Exhibit B-2 - Service Level Standards
                         Exhibit B-3 - Test Procedure for Coin & OSP
                         Exhibit C   - Initial Services, Pre-Site and
                                       Non-Standard Repairs Fee Schedule
                         Exhibit D   - Monthly Management Fees Calculation
                         Exhibit E   - Purchase Order for Installation Services
                         Schedule 1  - Covered Telephone List

The parties have entered into this Agreement as of the 1st day of April 2004.

DAVEL                                          COMPANY

By: /s/ WOODY M. MCGEE                         By: /s/ JAMES P. MCDONNELL
-------------------------------                ---------------------------------
Print Name: Woody M. McGee                     Print Name: James P. McDonnell

Print Title: Chairman / CEO                    Print Title: Senior V. P.

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TERMS AND CONDITIONS

These terms and conditions are part of the Payphone Field Services Agreement ("Agreement") between COMPANY and DAVEL. Capitalized terms used in this Agreement and not otherwise defined have the meanings set forth on the cover page.

Section 1. Term; Termination. Except as otherwise provided in this Agreement, this Agreement shall remain in full force and effect for the Initial Term commencing on the Effective Date and shall be automatically renewed for successive 1-year periods (each, a "Renewal Term") thereafter unless written notice of termination is given by one of the parties hereto not less than ninety
(90) days prior to the expiration of the Initial Term or any Renewal Term. If this Agreement is cancelled by DAVEL for any reason not specified in Section 11 prior to the expiration of the Initial Term, for any Covered Telephone, DAVEL will pay COMPANY an amount equal to for each Covered Telephone so terminated times a multiple (the numerator of which is sixty (60) minus the number of Service Months for which a Management Fee was collected, and for which the denominator is sixty (60) (the "Un-Amortized Set Up Fee). The Un-Amortized Set Up Fee for each Covered Telephone terminated in accordance with the foregoing sentence shall be invoiced by COMPANY quarterly. If this Agreement is cancelled by COMPANY for any reason not specified in Sections 11 or 12(b) prior to the expiration of the Initial Term, for any region or in whole, COMPANY will pay DAVEL an amount equal to the sum of (the "Termination Fee") (i) the Un-Amortized Set Up Fee for each Covered Telephone serviced under the terms of this Agreement as of the date of termination and (ii) the product of the Monthly Fee for the Service Month immediately preceding the date of termination and 3. If COMPANY cancels this Agreement for any reason not specified in Sections 11 or 12(b), COMPANY will, for four (4) months, reasonably assist DAVEL in the transition of the services contemplated by this Agreement.

Section 2. Covered Telephones. Concurrently with the execution of this Agreement, DAVEL will deliver to COMPANY a written schedule of the pay telephones that are subject to this Agreement set forth on Schedule 1 attached hereto. Each such pay telephone shall be deemed a "Covered Telephone." For each Covered Telephone, DAVEL shall specify its ANI, location name and address. Subject to the provisions of Section 9, such schedule may be amended from time to time as pay telephones are added and/or deleted from the Covered Telephone list, provided that the DAVEL provides written notice to COMPANY of any such change in the schedule. Covered Telephones can only be deleted from Schedule 1 if they are sold to a third party unrelated to DAVEL or any of its subsidiaries or affiliates (other than former DAVEL employees), or turned off and removed from field service by DAVEL or at DAVEL's direction, in each case in accordance with this Agreement.

Section 3. Management Services; Management Fees and Other Charges. COMPANY shall provide the services described in the Exhibits hereto (the "Management Services"). All Management Services will be performed in accordance with COMPANY's standard policies and procedures (the "Policies and Procedures"). Within thirty (30) days after the end of each calendar month during which Management Services are performed (the "Service Month"), COMPANY shall deliver to DAVEL a written statement (each, a "Monthly Statement") that specifies: (a) the total fees applicable to that Service Month (the "Management Fees"); (b) the amount deducted by COMPANY from collections as payment of the Monthly Fee for the subject Service Month; and (c) the remaining amount of the Management Fees and all other charges and fees due and owing COMPANY for Non-Standard Repairs, as hereinafter defined and Un-Amortized Set Up Fees, as applicable, for the subject Service Month, if any. The Management Fees will be calculated in accordance with Exhibit D attached hereto. Each Covered Telephone shall be subject to the Monthly Fee applicable to an entire Service Month if the subject pay telephone is included under this Agreement as a Covered Telephone for all or any portion of the subject Service Month. Under this Agreement, DAVEL hereby (i) authorizes COMPANY to recoup all Monthly Fees and applicable federal, state and local taxes due and payable to COMPANY hereunder from any amounts collected on behalf of DAVEL from the Covered Telephones and (ii) agrees that before such collections are tendered to DAVEL, all Monthly Fees due and payable to COMPANY hereunder will be drawn by COMPANY directly from said collections and paid to COMPANY. Non-Standard Repairs shall be invoiced on a weekly basis, shall reference the work order number issued by DAVEL and shall be due and payable within fourteen (14) days. Any fees for Non-Standard Repairs which are not paid within thirty (30) days of invoice shall be subject to recoupment as specified in the second preceding sentence beginning with "Under this Agreement". If any Monthly Statement shows an amount owing COMPANY that was not or could not be satisfied through recoupment, payment of such amount owing shall be due upon receipt of the Monthly Statement, subject to ten percent (10%) interest per annum and reasonable expenses of collection (including attorneys' fees) if said amount has not been remitted to COMPANY no later than thirty (30) days from the Monthly Statement date. DAVEL agrees that it will only dispute a Monthly Statement in good faith and both DAVEL and COMPANY shall use their best efforts to resolve any such dispute within thirty (30) days of the subject invoice. If upon termination of this Agreement such collections have not been sufficient to satisfy such Monthly Fees due and payable to COMPANY hereunder, DAVEL will pay any amount outstanding and not otherwise disputed, together with any

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amount due and owing COMPANY for Non-Standard Repairs and Un-Amortized Set Up
Fees within seven days following receipt of the final Monthly Statement.

Section 4. Relationship; Indemnification. The terms of this Agreement will not create between COMPANY (and any person employed by or conducting business with COMPANY) and DAVEL a partnership, employer/employee relationship, or joint venture. DAVEL shall defend, indemnify, and hold harmless COMPANY and its employees, directors, agents, and assigns from all liability, claims, taxes, damages, or loss (including, without limitation, reasonable attorney fees, costs, and expenses) related to or arising out of COMPANY's proper exercise of its authority under this Agreement. COMPANY shall defend, indemnify, and hold harmless DAVEL and its employees, directors, agents, and assigns from all liability, claims, damages, or loss (including, without limitation, reasonable attorney fees, costs, and expenses) related to or arising out of the grossly negligent actions or omissions of COMPANY and its employees, directors, agents, and assigns in its performance under this Agreement.

Section 5. Insurance. DAVEL shall maintain commercial general liability insurance against any claims for bodily injury, death, and damage to property arising out of one occurrence or resulting from DAVEL's performance or nonperformance under this Agreement with combined single limits of not less than $2,000,000 each occurrence and general aggregate. COMPANY shall maintain commercial general liability insurance against any claims for bodily injury, death, and damage to property arising out of one occurrence or resulting from COMPANY'S performance or nonperformance under this Agreement with combined single limits of not less than $2,000,000 each occurrence and general aggregate. COMPANY and DAVEL each shall carry such insurance in responsible companies (holding a current Best's rating of at least B++ 6) licensed to do business in each state in which a Covered Telephone is located and shall furnish evidence of such insurance coverage to the other party upon written request

Section 6. Liability. COMPANY shall not be liable for any indirect, special, incidental, consequential, or punitive loss or damage of any kind, including lost profits (whether or not COMPANY had been advised of the possibility of such loss or damage), by reason of any act or omission in its performance under this Agreement. The maximum amount that COMPANY will be liable for in connection with any action arising out of this Agreement or related to COMPANY's performance under this Agreement (whether such action is based in tort, contract, or otherwise) shall be the total amount of fees received by COMPANY under this Agreement.

Section 7. Nonsolicitation and Nondisclosure. During the Initial Term and any Renewal Term and for a period of twenty four (24) months following any termination of this Agreement, neither party shall (i) solicit, induce, or attempt to induce any entity it knows to be a customer of the other party's pay telephone business, whether such customer exists as of the date of this Agreement or arises during the term of this Agreement, to cease doing business with such other party; (ii) otherwise interfere in any way with the business or operations of such other party; or (iii) assist others in doing either of the foregoing. Each party agrees that it shall not during the term of this Agreement or any time thereafter, disclose to any person the terms or contents of this Agreement. Notwithstanding the foregoing, either party may disclose the terms or contents of this Agreement as may be necessary in order to comply with any federal or state rule or regulation. Any technical or business information or data ("Information") disclosed or furnished by one party to the other shall remain the property of the disclosing party. When in tangible form, the Information shall be returned upon request. All such Information shall be kept confidential by the receiving party and be used only in the receiving party's performance under this Agreement, unless the Information was previously known to the receiving party without any obligation of confidentiality or is made public by the disclosing party. Without limiting the foregoing, neither party shall directly or indirectly, without the prior written consent of the other party, use or divulge to any other person or entity (other than for the purposes of fulfilling its obligations under this Agreement) any Information relating to the other party's financial information, customer lists, marketing methods, personnel information, and trade secrets.

Section 8. Regulatory Approvals. DAVEL shall be responsible for (i) paying all applicable tariffs and taxes, (ii) obtaining all necessary regulatory or governmental consents and approvals, and (iii) complying with all orders, rules, or regulations of any regulatory agency or other governmental authority in connection with the operation of the Covered Telephones.

Section 9. Reduction of Covered Telephones. DAVEL agrees with COMPANY that it will maintain an overall minimum of 27,000 Covered Telephones (the "Overall Minimum Base"). In addition, the base of phones shall not be reduced by more than 10% in any district during the first 12 months of this Agreement, or by more than 5% in any subsequent 12-month period (the "Minimum District Base"). In the event that DAVEL reduces the Overall Minimum Base or the Minimum District Base in excess of the foregoing percentages, COMPANY shall be entitled to receive the Monthly Fee plus the Un-Amortized Set Up Fee on any Covered Telephone removed in excess thereof for all remaining Service Months in the Initial Term.

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The initial phone count, by district, will be determined after COMPANY has completed 60 days of service in that district. COMPANY will maintain in its data base the DAVEL district for each ANI for Minimum District Base calculation purposes.

Section 10. Additional Covenants. In order to assist COMPANY in the performance of its obligations under this Agreement, DAVEL acknowledges and agrees that COMPANY shall be given the opportunity, but not the obligation, to hire DAVEL personnel and to purchase DAVEL vehicles, in each case on mutually agreeable terms and conditions. The purchase of the vehicles shall be on an "as is" basis, and DAVEL makes no representation or warranty with respect to the vehicles, (other than a warranty to title) including but not limited to any representation, express or implied, with respect to the condition of the vehicles, their fitness for a given purpose or their merchantability.

Section 11. Default. There shall be a material breach of this Agreement upon the occurrence of the following events for which the performing or non-performing party may terminate this Agreement: (i) Any undisputed invoice issued by COMPANY to DAVEL remains unpaid for a period of thirty (30) days following receipt of written notice of such non-payment, (ii) COMPANY fails to provide the services in accordance with the Performance Standards, as hereinafter defined and identified on Exhibit B-2, and such failure has not been cured within thirty
(30) days following written notice from DAVEL, (iii) COMPANY fails to follow the standard collection procedures outlined in Exhibit B-2, and such failure has not been cured within thirty (30) days following written notice from DAVEL, (iv) DAVEL undergoes an "Insolvency Event," which is any act, event and/or circumstance whereby either an involuntary proceeding is commenced or an involuntary petition is filed in a court of competent jurisdiction seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended (including any successor legislation, the "Bankruptcy Code"), or any other federal or state bankruptcy, insolvency, receivership or similar law; (v) the appointment of a receiver, trustee, custodian, sequestrator, conservator, or similar official for DAVEL, (vi) the winding-up or liquidation of DAVEL's business or operations; in each case cited under (iv), (v) or (vi) where the proceeding or petition continues undismissed for 60 days or an order or decree approving or ordering any of the foregoing is entered in any court of competent jurisdiction or (vii) the failure of either party to perform or to otherwise breach any other agreement, term, covenant, or condition contained in this Agreement, where such failure or breach continues for thirty (30) days following written notice from the other party, or if the failure or breach is of such a nature that it cannot be cured within thirty (30) days or thereafter fails to diligently cure such default within a reasonable period of time. In connection with any event specified in clauses (iv), (v) or (vi), and at COMPANY's request, DAVEL shall use commercially reasonable efforts (a) to permit COMPANY to continue to provide services hereunder as a so-called "critical vendor" and (b) to seek court protection of any payments made to COMPANY hereunder.

Section 12. General.

(a) This Agreement supersedes all prior oral or written negotiations, understandings, or agreements between the parties with respect to the subject matter hereof. Except as otherwise set forth herein there are no agreements, understandings, commitments, representations, or warranties with respect to the subject matter hereof except as expressly set forth in this Agreement.

(b) Without waiver of the foregoing provisions, all rights, benefits, liabilities, and obligations of the parties hereto shall inure to the benefit of and be binding upon their respective successors and permitted assigns. A party hereto may not assign this Agreement without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld. COMPANY may not assign the performance of its duties hereunder to any third party subcontractors, without the prior written consent of DAVEL, such consent not to be unreasonably withheld. Notwithstanding the provisions of this Section 12(b), in the event that either COMPANY or DAVEL undergoes a change of control, the other party shall have the right to terminate this Agreement on not less than six (6) months notice.

(c) A party's waiver of a breach of any provision of this Agreement shall not affect the parties' rights as to further breaches or rights under any other provision. Any modification of this Agreement or waiver of its terms must be in writing and signed by the party to be bound.

(d) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Agreement may be executed with the signatures to be transmitted by facsimile. A facsimile signature shall be treated for all purposes as an original signature.

(e) Each provision of this Agreement is intended to be severable. If any provision hereof shall be determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such provision shall be severed from this Agreement and shall not affect the validity of the remainder of this Agreement, unless the essential purposes of this Agreement would thereby be confounded.

(f) The exercise by either party of any of its rights, remedies, or elections under the terms of this Agreement shall not prejudice

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or preclude such party's rights to exercise at any other time the same or any other right, remedy, or election it may have under this Agreement, at law, or in equity.

(g) The headings of the Sections of this Agreement are inserted for convenience of reference only and shall not in any manner affect the construction or meaning of anything herein contained.

(h) All notices and other communications required or permitted under this Agreement shall be in writing and hand delivered, sent by registered first class mail, postage pre-paid, electronic mail ("e-mail") or sent by nationally recognized express courier service to the recipient party's address first set forth above, or at such other address as any party shall notify the other party. Such notices and other communications shall be effective upon (i) receipt if delivered directly by hand or by e-mail, (ii) five (5) days after mailing if sent by mail, and (iii) one (1) day after dispatch if sent by express overnight courier.

(i) The parties hereto agree to submit to binding arbitration any controversy or claim arising out of or related to this Agreement, or any claimed breach of this Agreement. A single arbitrator chosen by mutual consent of the parties will hear the arbitration. The arbitration will be conducted in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. The arbitrator shall conclude the arbitration and issue an award no later than one hundred eighty (180) days following service of the demand for arbitration by either of the parties. Judgment upon the arbitrator's award may be entered in any court of competent jurisdiction. The prevailing party will be entitled to an award of all its arbitration fees and costs and attorney fees and costs, including expert witness fees.

(j) In the event of any legal proceeding of any kind between the parties hereto arising out of or related to this Agreement, whether at law or in equity, including (without limitation) any arbitration, the prevailing party will be entitled to recover its actual costs (including all court and arbitration costs) and actual attorney fees, in addition to any other relief to which such party may be entitled.

(k) This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of laws principals. Any legal proceeding arising out of or related to this Agreement shall be brought and litigated in the Federal Courts located in the State of Delaware.

(l) Neither party shall be liable for any breach or default under this Agreement if such breach or default arises directly from an act of God, labor dispute, war, inevitable accident, national emergency, enactment, rule, order, or act of any governmental instrumentality (whether federal, state or local), or any other cause beyond its reasonable control; provided that the party whose performance is delayed gives prompt notice of the same to the other party and the time for performance is extended only as long as such condition exists.

                          END OF TERMS AND CONDITIONS.

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                                   EXHIBIT A

                                INITIAL SERVICES

A.    Description of Initial Services.

1. Each Covered Telephone and enclosure (collectively, the "Equipment") will be inspected, collected, tested and cleaned during the first 60 days of the Initial Term.

2. The type of Equipment will be recorded and logged into COMPANY's database. DAVEL will have access to the data collected by COMPANY.

3. The Equipment will be repaired to bring the Equipment up to working condition, as necessary (the "Initial Repairs"). All defective parts will be returned to DAVEL if requested in writing by DAVEL.

4. DAVEL will provide or authorize COMPANY to obtain the keys to all Equipment. If any Covered Telephone has less than two (2) keys, DAVEL shall provide COMPANY with a second key within ten (10) days after a request is made by COMPANY barring any events outside the direct control of DAVEL related to a third party vendor.

5. Any missing or broken key that requires COMPANY to drill out the existing lock will result in a charge of .

B.    Fee for Initial Services.

1. DAVEL will pay COMPANY all its approved costs (see approval terms below) to make the Initial Repairs or otherwise provide COMPANY with the appropriate parts or equipment or replace such parts or equipment provided COMPANY. COMPANY shall be reimbursed in full for all parts, equipment and major work (for example, electrical and phone line installation or repair and any expenditure necessary to bring the Covered Telephones and any ancillary equipment up to COMPANY's operating specifications). COMPANY will notify DAVEL of the estimated costs associated with these repairs prior to undertaking the work for repairs in excess of $200. For Covered Telephones outside a 60 mile radius of a COMPANY regional office, COMPANY may call DAVEL for authorization and such authorization shall be given or denied within 30 minutes by a DAVEL representative. Upon receipt of such notification, DAVEL will notify COMPANY in writing (letter, fax or e-mail) of (a) its approval of the work and estimated expense, or (b) its approval for COMPANY to remove the Covered Telephone.

2.    There will be a one-time set up fee of          per Covered Telephone (the
      "Set Up Fee"), regardless of whether any Initial Repairs are required with respect to such telephone. The payment of the Set Up Fee will be amortized over the Initial Term of the Agreement and will be invoiced by COMPANY in accordance with the provisions of Section 3 of the Agreement.

--------------------

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                                   EXHIBIT B

                               STANDARD SERVICES

1. Collection           COMPANY shall collect all coins from each Covered
                        Telephone at the times scheduled by COMPANY, but in each
                        case the Covered Telephone shall be collected not later
                        than five (5) business days following the date on which
                        the polling record reflects $100 of coin in the box.
                        Notwithstanding the foregoing, in all cases each Covered
                        Telephone shall be collected, cleaned and tested not
                        less than once per calendar quarter. On each business
                        day (bank holidays excepted) COMPANY shall deposit into
                        an account or accounts maintained by COMPANY an amount
                        equal to the coin counted from the Covered Telephones on
                        the preceding business day (the "Collected Amount", and
                        each, a "Daily Deposit"). Once each week, COMPANY may
                        deduct an amount equal to the product of         and the
                        number of Covered Telephones (the "Weekly Payment
                        Amount"), together with all applicable federal, state and local taxes, prior to wiring the Daily Deposit to DAVEL, representing a pro-rata payment of the Monthly
                        Fee. In the event any Daily Deposit is insufficient to satisfy the Weekly Payment Amount, COMPANY may withhold the balance of the Weekly Payment Amount from the next
                        Daily Deposit. In connection with each Daily Deposit,
                        COMPANY shall submit to DAVEL in electronic form an accounting of the Collected Amount, Weekly Payment
                        Amount, if any, and Daily Deposit (the "Daily Activity
                        Report"). The daily deposits must be accompanied by documentation that contains the ANI, counted amount by ANI, date counted and collection date. The form, substance and detail contained in the Daily Activity
                        Report shall be mutually agreed upon by both parties.
                        All reconciliation processes shall be completed in accordance with standard COMPANY accounting policies.
                        The final reconciliation and payment of any unpaid portion of the Monthly Fee, Non-Standard Repairs and Set
                        Up Fees shall be completed as part of the Monthly
                        Statement as set forth in Section 2 of this Agreement.

2. Maintenance          At each collection, COMPANY shall cause each Covered
                        Telephone to be cleaned and inspected to determine if "Standard Repairs" or "Non-Standard Repairs" are necessary (see Exhibit B-1 for list of Standard Repairs and Non-Standard Repairs). At least once every ninety
                        (90) days all the working parts (including those listed on Exhibit B-1) of the Covered Telephones will be inspected to determine if any Standard Repairs or Non-Standard Repairs are necessary. Standard Services shall include service dispatch in response to any State
                        Public Utility Violations that may arise. If it is determined that Standard Repairs are needed, then
                        COMPANY shall use reasonable best efforts to make such repairs within three (3) business days of such determination. The fee COMPANY shall charge DAVEL for Standard Repairs is set forth in Item 2 of Exhibit D. If
                        COMPANY determines that Non-Standard Repairs are needed, then COMPANY shall obtain approval and a work order number from DAVEL for such Non-Standard Repairs and upon approval COMPANY shall use commercially reasonable efforts to cause the Non-Standard Repairs to be made within seven business days with the exception of "Hazardous" Non-Standard Repairs and "Course of
                        Business" Non-Standard Repairs as defined in Exhibit
                        B-1, Sections C and D. The Fee COMPANY shall charge
                        DAVEL for Non-Standard Repairs is set forth in Exhibit
                        C. Non-Standard Repairs shall be billed monthly and will be invoiced separately from the Monthly Fee.

3.Quality and Security  COMPANY shall actively monitor its internal quality and security operations in accordance with COMPANY Standard Policies and Procedures

4.Signage and Lines     For all Covered Telephones, DAVEL shall use its signage
                        and have all phone lines in its name. COMPANY will not be responsible for any fines or penalties imposed as a result of any telephone not being in compliance with any rules or regulations imposed by any regulatory agency or other governmental authority. As part of the Standard
                        Services and on each site visit, COMPANY agrees to replace damaged or missing information placards and/or damaged or missing location information labels that are displayed through the clear window of the information placard.

5.Storage               COMPANY will provide or procure secured storage area and
                        adequate insurance coverage for parts and idle telephones, not to exceed 2000 square feet at each of its locations.

6. Information          COMPANY will provide information reasonably requested by
                        the DAVEL as to collection and service performance on a timely basis. DAVEL will provide any information reasonably requested by COMPANY in connection with the performance of its obligations under this Agreement.

7.Other Services        COMPANY will provide other mutually agreeable services
                        at fees to be agreed upon in advance by COMPANY and DAVEL, including projects for any federal or state
                        Public Utility Commissions.

                                  EXHIBIT B-1

               LIST OF STANDARD REPAIRS AND NON-STANDARD REPAIRS

A. "Standard Repairs" includes the parts and labor to repair or replace the following:

      1.    Battery
      2.    Coin return lever
      3.    Coin mechanism
      4.    Cradle
      5.    Handset
      6.    Keypad assembly
      7.    Lights
      8.    Relay
      9.    Trigger switch
      10.   Intellicall transformer
      11.   Upper housing
      12.   Faceplate
      13.   Electronic Coin Mechanism
      14.   Board Replacement
      15.   Test D-Marc

B. "Non-Standard Repairs" are all repairs other than Standard Repairs and include (without limitation) the parts and labor to repair or replace the following:

      1.    Lower housing
      2.    Enclosure
      3.    Pedestal
      4.    Backplate
      5.    Phone line and conduit to D-Marc
      6.    Repair of concrete slab
      7.    Electrical wiring for telephone or lights
      8.    All other repairs not listed in Section A above

C.    "Hazardous" Non-Standard Repairs

      Harzardous Conditions: Where COMPANY, through the normal course of business, determines that a hazardous condition exists that may pose a danger or cause harm to its employees or the general public relating to the operation of the Covered Telephone, COMPANY is authorized to perform the Non-Standard Repair as required to eliminate the Hazardous Condition.

      -     "Hazardous Conditions" include but are not limited to

            -     Loose or dislodged pedestal or wall-mount fixture

            -     Loose or damaged enclosure

            -     Downed overhead cabling

            -     Exposed live electrical wiring

            -     Protruding objects or hardware that may cause harm

      At a minimum, COMPANY shall restore the covered telephone location to a hazard free condition. In the event that a return trip is required to restore "Normal" service to a covered telephone location, COMPANY shall obtain approval and work order number from DAVEL.

      DAVEL will pre-approve up to $200.00 for Non-Standard charges to cure a Hazardous Condition.

D.    "Course of Business" Non-Standard Repairs.

      "Course of Business" Conditions. Where COMPANY, through the normal course of business, encounters a condition relating to the "Normal" operation of the Covered Telephone, COMPANY is authorized to perform the Non-Standard Repair as required to correct the identified condition.

      -     "Course of Business" include but are not limited to:

            - Unexpected removal of a Covered Telephone for the purpose of property renovation

            - Unexpected removal in an indoor Covered Telephone resulting from a business that is closing

            -     Repair of phone line and or conduit to D-Marc

            -     Repair of loose mast pole or signage

      At a minimum, COMPANY shall restore the Covered Telephone location to "Normal" operating condition.

      In the event that a return trip is required to restore service to a Covered Telephone location, COMPANY shall obtain approval and a work order number from DAVEL.

      DAVEL will pre-approve up to $200.00 for Non-Standard charges to cure a "Course of Business" Non-Standard Repair condition.

E.    Special Service Contracts

      Contracts that DAVEL signs with customers (e.g. Wal-Mart) that require expedited services will result in additional fees payable to COMPANY at rates mutually agreeable to DAVEL and COMPANY.

      If COMPANY reasonably determines that the cost to repair any Covered Telephone exceeds its replacement value, the replacement of the Covered Telephone shall be considered a Non-Standard Repair.

      DAVEL shall provide COMPANY at no charge with a base stock of fully functional and appropriate parts necessary to perform Standard and Non-Standard Repairs, including but not limited to tools and collection bins, as of the commencement of this Agreement. Furthermore, DAVEL shall provide COMPANY with fully functional and appropriate replacement parts necessary to perform any Standard and Non-Standard Repairs upon the request of COMPANY. For items in Section B above of this Exhibit B-1, COMPANY will charge DAVEL only for the labor costs for such replacements, but only if the parts provided by DAVEL are fully functional and appropriate. If any base stock or replacement part is not functional or is otherwise inappropriate, COMPANY shall notify DAVEL of such condition and DAVEL will provide COMPANY with functional and appropriate replacement parts. In the event that COMPANY experiences an unreasonable and documented out of box failure rate on any base stock or replacement part, COMPANY shall notify and provide supporting documentation to DAVEL and DAVEL will within fifteen (15) business days address and cure any such quality issues with the appropriate parts vendor(s). All replacement parts will be received by COMPANY within ten (10) business days after COMPANY ships the defective part or parts to DAVEL or supplier, as applicable barring any extraordinary events out of the direct control of DAVEL related to a third party vendor or courier.

                                  EXHIBIT B-2

                            SERVICE LEVEL STANDARDS

Upon sixty (60) days following the transition of each district service area, the following service level standards shall apply to the Management Services provided by COMPANY under the terms of the Agreement:

                                                                                       (4) Performance Standard -
(1) Category of Service       (2) Standard Required            (3) Example                 Evaluation Measure*
-----------------------    ---------------------------    ----------------------    ---------------------------------
Collections                Coin to be collected within                              For the period commencing on the
                           five (5) business days                                   Effective Date and ending
                           following $100 coin in the                               December 31, 2004 COMPANY shall
                           box.                                                     use every reasonable effort to
                                                                                    attain the Standard in Column 2.
                                                                                    DAVEL will agree to raise the
                                                                                    collection threshold amount when
                                                                                    it determines that it's cash
                                                                                    position has improved to a level
                                                                                    where an adjustment to the
                                                                                    threshold is reasonable. DAVEL
                                                                                    shall use its best efforts to
                                                                                    raise this threshold to $125
                                                                                    effective January 1, 2005. Where
                                                                                    there is a discrepancy between
                                                                                    the collection amount specified
                                                                                    by the computer and the amount
                                                                                    specified by COMPANY, the COMPANY
                                                                                    and DAVEL will use its best
                                                                                    efforts in resolving variances
                                                                                    between collection and polling
                                                                                    totals.

Standard Repairs           Standard Repairs to be                                   For the period commencing on the
                           performed within three (3)                               Effective Date and ending
                           business days after receipt                              December 31, 2004 COMPANY shall
                           of dispatch notice.                                      use reasonable efforts to attain
                                                                                    the Standard in Column 2. The
                                                                                    parties hereto agree to negotiate
                                                                                    in good faith to agree to
                                                                                    specific measurable and
                                                                                    enforceable performance standards
                                                                                    not later than December 31, 2004,
                                                                                    which shall become effective
                                                                                    January 1, 2005 and continue
                                                                                    through the Term of the Agreement.

Clean & Test               Procedures to be followed      See Procedure             For the period commencing on the
Requirement                at each visit to each          identified on             Effective Date and ending
                           telephone.                     Exhibit B-3.              December 31, 2004 COMPANY shall
                                                                                    use reasonable efforts to attain
                                                                                    the Standard in Column 2. The
                                                                                    parties hereto agree to negotiate
                                                                                    in good faith to agree to
                                                                                    specific measurable and
                                                                                    enforceable performance standards
                                                                                    not later than December 31, 2004,
                                                                                    which shall become effective
                                                                                    January 1, 2005 and continue
                                                                                    through the Term of the


                                                                                    Agreement.

Major Repairs              To be completed within 7       Examples include cable    For the period commencing on the
                           business days of receipt of    replacement, conduit      Effective Date and ending
                           request.                       repair, aerial cable      December 31, 2004 COMPANY shall
                                                          repair.                   use reasonable efforts to attain
                                                                                    the Standard in Column 2. The
                                                                                    parties hereto agree to negotiate
                                                                                    in good faith to agree to
                                                                                    specific measurable and
                                                                                    enforceable performance standards
                                                                                    not later than December 31, 2004,
                                                                                    which shall become effective
                                                                                    January 1, 2005 and continue
                                                                                    through the Term of the
                                                                                    Agreement.

Emergency Calls            Require dispatch on the        Examples include          For the period commencing on the
                           same day.                      hazardous conditions      Effective Date and ending
                                                          such as electrical        December 31, 2004 COMPANY shall
                                                          problems, phone hit by    use reasonable efforts to attain
                                                          car or loose or           the Standard in Column 2. The
                                                          dislodged equipment.      parties hereto agree to negotiate
                                                                                    in good faith to agree to
                                                                                    specific measurable and
                                                                                    enforceable performance standards
                                                                                    not later than December 31, 2004,
                                                                                    which shall become effective
                                                                                    January 1, 2005 and continue
                                                                                    through the Term of the
                                                                                    Agreement.

Site Surveys               To be completed within 7                                 For the period commencing on the
                           business days of receipt of                              Effective Date and ending
                           request.                                                 December 31, 2004 COMPANY shall
                                                                                    use reasonable efforts to attain
                                                                                    the Standard in Column 2. The
                                                                                    parties hereto agree to negotiate
                                                                                    in good faith to agree to
                                                                                    specific measurable and
                                                                                    enforceable performance standards
                                                                                    not later than December 31, 2004,
                                                                                    which shall become effective
                                                                                    January 1, 2005 and continue
                                                                                    through the Term of the
                                                                                    Agreement.

New Installation           To be installed within 30                                For the period commencing on the
                           days of receipt of work                                  Effective Date and ending
                           order.                                                   December 31, 2004 COMPANY shall
                                                                                    use reasonable efforts to attain
                                                                                    the Standard in Column 2. The
                                                                                    parties hereto agree to negotiate
                                                                                    in good faith to agree to
                                                                                    specific measurable and
                                                                                    enforceable performance standards
                                                                                    not later than December 31, 2004,
                                                                                    which shall become effective
                                                                                    January 1, 2005 and continue
                                                                                    through the Term of the
                                                                                    Agreement.

De-Installation            To be completed within 20                                For the period commencing on the
                           days of receipt of work                                  Effective Date and ending
                           order.                                                   December 31, 2004 COMPANY shall
                                                                                    use reasonable efforts to

                                                                                    attain the Standard in Column 2.
                                                                                    The parties hereto agree to
                                                                                    negotiate in good faith to agree
                                                                                    to specific measurable and
                                                                                    enforceable performance standards
                                                                                    not later than December 31, 2004,
                                                                                    which shall become effective
                                                                                    January 1,2005 and continue
                                                                                    through the Term of the
                                                                                    Agreement.

Daily Deposits             Daily Deposits to be made                                COMPANY shall attain the standard
                           on each business day (bank                               in Column 2. The Daily Deposit
                           holidays excepted).                                      Standard shall be violated in the
                                                                                    event a Daily Deposit is not
                                                                                    made.

Daily Activity Report      Daily Activity Reports to                                COMPANY shall attain the standard
                           be provided electronically                               in Column 2. The Daily Activity
                           on each business day (bank                               Standard shall Daily Activity be
                           holidays excepted).                                      violated in the event the Daily
                                                                                    Activity Report is not timely
                                                                                    provided.

The parties hereto agree to negotiate in good faith to arrive at mutually agreeable specific measurable and enforceable performance standards (the "Negotiated Standards") by no later than December 31, 2004. Until such time as the Negotiated Standards are derived, DAVEL shall assist COMPANY in determining acceptable standards required for the service, maintenance and collection of the Covered Telephones. Notwithstanding the foregoing, COMPANY shall use standards for the service, maintenance and collection of the Covered Telephones equal to or greater than is utilized for those washers and dryers owned and operated by COMPANY.

                                  EXHIBIT B-3

                         TEST PROCEDURE FOR COIN & OSP

                                   EXHIBIT C

        INITIAL SERVICES, PRE-SITE AND NON-STANDARD REPAIRS FEE SCHEDULE

PRE-SITE FEE

Reviewed for the purpose of assessing each Covered Telephone and any proposed new installations:

                                                      (per phone)

Provided, however, that DAVEL shall reimburse COMPANY for all reasonable travel expenses incurred by COMPANY in connection with any site survey that is more than 50 miles from a COMPANY regional office. In the event that COMPANY is required to undertake more than 50 site surveys in a single month in any given district, DAVEL shall assist COMPANY in performing such surveys at COMPANY's reasonable request.

GENERAL INSTALLATION - except as otherwise set forth in the Purchase Order attached hereto as Exhibit E, the following installation charges shall apply:

Wooden enclosure/backplate*                           (labor charges only)
Each additional                                       (labor charges only)
Wallmount Enclosure*                                  (labor charges only)
Each additional                                       (labor charges only)

Walk-up Enclosure*                                    (labor charges only)
Each additional                                       (labor charges only)

Mast

Bumper Posts (2)

Concrete Pad (2 x 3 x 6)

Removals - Non Pedestal Pay Telephone
Removals - Pedestal Pay Telephone
Standard Telco wiring and electrical wiring

*DAVEL is not required to use COMPANY for the labor required to implement such installations. DAVEL shall notify COMPANY in writing of its election to (a) use COMPANY for such labor or (b) otherwise seek bids from third parties.

RE-KEYING AND REPLACING LOCKS

Abloy lock
Medeco lock

All other lock types will be replaced with an Abloy or Medeco lock as applicable.

UPGRADE AND EXCHANGE WITHOUT REMOVAL OF EXISTING EQUIPMENT

Enclosure with pedestal

Enclosure only

ELECTRICAL. Electrical fee to be determined and approved by both parties in writing on case-by-case basis in advance of COMPANY performing any electrical work (including wiring, conduit, and power line installation, other than "Standard Telco" wiring and power repairs). Any and all electrical work provided under the terms of the Agreement shall comply with applicable national standards. Notwithstanding the foregoing, in the event that COMPANY determines in its sole discretion that a licensed electrician is needed to perform any such services, COMPANY shall be permitted to retain an electrician at DAVEL's sole expense to perform such services.

OTHER. Other Fees for all other Non-Standard Repairs to be determined and approved by both parties by written notice on a case-by-case basis in advance of COMPANY performing such repair. COMPANY must obtain an approved purchase order from DAVEL for all Non-Standard Repairs.

                                   EXHIBIT D

                       MONTHLY MANAGEMENT FEE CALCULATION

Total monthly Management Fee = (Total amount of: Items 1 and 2).

1. The base fee for services (including Standard Repairs) performed on a Covered Telephone during a Service Month shall be per Covered Telephone per Service Month, plus all applicable federal, state and local taxes (the "Monthly Fee"). The Monthly Fee will be increased by % at the end of each year of the Initial Term and at the end of each Renewal Term.

2. Non-Standard Repairs Fee, calculated in accordance with Exhibit C to the Agreement for Non-Standard Repairs performed during the subject Service Month.

The Management Fee will be payable in accordance with Section 3 of the Agreement and as further detailed in Exhibit A. DAVEL authorizes COMPANY to deduct the Monthly Fee from any collections in accordance with Section 3 of the Agreement.

                                   EXHIBIT E

                    PURCHASE ORDER FOR INSTALLATION SERVICES
                                 [ATTACH P.O.]

                                   SCHEDULE 1

                             COVERED TELEPHONE LIST

                           [TO BE PROVIDED BY DAVEL]